Exhibit 10.3

ESCROW AGREEMENT

            This Escrow Agreement is made and entered into as of June 30, 2006, by Michael Vardakis (the “Seller”), the parties listed in the signature page of this Agreement under the caption “The Buyers” (collectively, the “Buyers” and individually, a “Buyer”), David Price (“Price”) and Hirshfield Law, as Escrow Agent hereunder (the “Escrow Agent”).

R E C I T A L S

         WHEREAS, the Seller and Price have entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”), dated as of the date hereof, pursuant to which, among other things, the Seller has agreed to sell and Price and certain other accredited investors named by Price have agreed to purchase an aggregate of 12,345,001 shares of Common Stock, par value $.0001 per share “Common Stock”), of Syntony Group, Inc., a Utah corporation (the “Company”), for an aggregate purchase price of US $600,000; and

         WHEREAS, the Seller and the Buyers have entered into an Installment Purchase Agreement (the “Installment Agreement”), dated as of the date hereof, pursuant to which, among other things, the Seller has agreed to sell and the Buyers have agreed to purchase an aggregate of 600,000 shares of Common Stock of the Company (the “Purchased Shares”), for an aggregate purchase price of US $300,000; and

         WHEREAS, the Installment Agreement provides that the Seller shall deposit with the Escrow Agent certificates evidencing the Purchased Shares, registered in the names certain of the Buyers and in such denominations as are set forth opposite the names of such Buyers on the signature page hereof; and

         WHEREAS, the Installment Agreement provides that on the last day of each of the 12 consecutive calendar months commencing on October 31, 2006, or, if any such last day is not a business day, on the next succeeding business day (each of such 12 dates being hereinafter called an “Installment Payment Date”), the Buyers shall pay to the Seller US $25,000 by wire transfer of immediately available funds; and

         WHEREAS, the Installment Agreement provides that Price shall deposit with the Escrow Agent a certificate registered in the name of Price evidencing 2,000,000 shares of the Common Stock of the Company (the “Price Escrowed Certificate”) purchased from the Seller pursuant to the Stock Purchase Agreement together with an executed blank stock power with signature guaranteed by a commercial bank or a member of the New York Stock Exchange (such Price Escrowed Certificate and accompanying blank executed stock power being hereinafter referred to as the “Price Escrowed Collateral”); and

         WHEREAS, the Installment Agreement provides that the Seller shall deposit with the Escrow Agent: (i) stock certificates registered in the names of the Buyers evidencing the Purchased Shares (the “Purchased Shares Collateral”); and (ii) a stock certificate registered in the Seller's name evidencing 300,000 shares of Common Stock of the Company (the “Seller Escrowed Certificate”) together with an executed blank stock power with signature guaranteed by a commercial bank or a member of the New York Stock Exchange (such Seller Escrowed Certificate and accompanying blank executed stock power being hereinafter referred to as the “Seller Escrowed Collateral”); and

         WHEREAS, the Escrow  Agent  has agreed  to  accept, hold,  and distribute the Price Escrowed Collateral, the Purchased Shares Collateral and the Seller Escrowed Collateral (collectively, the “Collateral”) deposited with it in accordance with the terms and conditions of this Escrow Agreement and the Standard Terms annexed hereto an Annex A (collectively, this “Agreement”).

         WHEREAS,  in order to establish the escrow of the Collateral and to effect the provisions of  the Stock Purchase Agreement and the Installment Agreement, the parties hereto have entered into this Agreement.

         NOW, THEREFORE,  in  consideration of  the  foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,  it  is hereby agreed as follows:

         1.     Appointment of and Acceptance by the Escrow Agent. The Seller, Price and the Buyers hereby appoint the Escrow Agent to serve as Escrow Agent hereunder.  The Escrow Agent hereby accepts such appointment and, upon receipt of the Collateral, agrees to hold and distribute the Collateral in accordance with this Agreement.

         2.     Seller's Acknowledgement of the Escrow Agent's Legal Representation.  The Seller hereby acknowledges that the Escrow Agent is counsel to Price and the Buyers in connection with the transactions contemplated and referred herein.  The Seller agrees that in the event of any dispute arising in connection with this Escrow Agreement or otherwise in connection with any transaction or agreement contemplated and referred herein, the Escrow Agent shall be permitted to continue to represent Price and the Buyers and the Seller will not seek to disqualify the Escrow Agent from continuing to act as such counsel.

         3.     Deposit of the Price Collateral.  Price agrees that he shall promptly deliver the Price Escrowed Collateral to the Escrow Agent.

         4.     Deposit of the Purchased Shares Collateral and the Seller Escrowed Collateral.  The Seller agrees that he shall promptly deliver the Purchased Shares Collateral and the Seller Escrowed Collateral to the Escrow Agent.

         5.     Delivery of the Collateral by the Escrow Agent.

         (a)    The Escrow Agent will continue to hold the Purchased Shares Collateral and the Price Escrowed Collateral until the Seller and the Buyer's Representative (as such term is defined in Section 7(b)(v) hereof) shall have delivered to the Escrow Agent a joint written direction directing the Escrow Agent to disburse the Purchased Shares Collateral to the Buyers and the Price Escrowed Collateral to Price (a “Joint Written Direction”).  The Seller and the Buyer's Representative hereby agree to deliver such a joint written direction to the Escrow Agent concurrently with payment in full for the Purchased Shares.  If the Buyers shall have failed to pay to Seller on any Installment Payment Date US $25,000 by wire transfer of immediately available funds and such default shall have continued for a continuous period of ten calendar days after notice of such default shall have been provided to the Escrow Agent and the Buyer's Representative, the Escrow Agent shall promptly deliver to the Seller the Purchased Shares Collateral, the Price Escrowed Collateral and the Seller Escrowed Collateral.

         (b)    Unless the Escrow Agent shall have delivered the Seller Escrowed Collateral to Seller pursuant to the last sentence of Section 5(a), the Escrow Agent shall deliver the Seller Escrowed Collateral to the Seller on the second anniversary of the Closing date under the Purchase Agreement.

         6.     Suspension of Performance; Delivery of the Collateral into Court.  If at any time, there shall exist any dispute between the Seller and the Buyers or between the Seller and Price with respect to holding or disposition of any portion of the Collateral or any other obligations of the Escrow Agent hereunder, or if at any time the Escrow Agent is unable to determine, to the Escrow Agent's sole satisfaction, the proper disposition of any portion of the Collateral or the Escrow Agent's proper actions with respect to its obligations hereunder, or if the parties have not within ten (10) days of the furnishing by the Escrow Agent of a notice of resignation pursuant to this Agreement, appointed a successor Escrow Agent to act hereunder, then the Escrow Agent may, in its sole discretion, take either or both of the following actions:

         (a)    suspend the performance of any of its obligations (including without limitation any delivery obligations) under this Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of the Escrow Agent or until a successor Escrow Agent shall be appointed (as the case may be); and/or

         (b)    petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in any venue convenient to the Escrow Agent, for instructions with respect to such dispute or uncertainty, and to the extent required by law, pay into such court, for holding and disposition in accordance with the instructions of such court, all Collateral held by it pursuant to this Agreement.

The Escrow Agent shall have no liability to the Seller, the Buyers, Price or any person with respect to any such suspension of performance or payment into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the delivery of any of the Collateral or any delay with respect to any other action required or requested of the Escrow Agent.

         7.   Warranties.

(a)    The Seller makes the following representations and warranties to the Escrow Agent:

         (i)     The Seller has full power and authority to execute and deliver this Agreement and to perform  its obligations hereunder.

         (ii)    This Agreement has been executed by the Seller and is enforceable against the Seller in accordance with its terms.

         (iii)   The execution, delivery, and performance by the Seller of this Agreement will not violate, conflict with, or cause a default under any agreement to which the Seller is a party or any applicable law or regulation, any court order or administrative ruling or degree by which the Seller is bound.

         (iv) No party other than the parties hereto have, or shall have, any lien, claim or security interest in the Collateral or any part thereof.

         (v)    All of the representations and warranties of the Seller contained herein are true and complete as of the date hereof and will be true and complete at the time of any delivery of the Collateral by the Escrow Agent.

         (b)    Each Buyer makes the following representations and warranties to the Escrow Agent:

         (i)   Such Buyer has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

         (ii)    This Agreement has been executed by such Buyer and is enforceable against such Buyer in accordance with its terms.

         (iii)   The execution, delivery, and performance by such Buyer of this Agreement will not violate, conflict with, or cause a default under any agreement to which such Buyer is a party or any applicable law or regulation, any court order or administrative ruling or degree by which such Buyer is bound.

         (iv)   No party other than the parties hereto have, or shall have, any lien, claim or security interest in the Collateral or any part thereof.

         (v)    Price has been duly appointed to act as the representative of the Buyers hereunder (the “Buyer's Representative”) and has full power and authority to execute, deliver any joint written direction to the Escrow Agent on behalf of the Buyers, to amend, modify, or waive any provision of this Agreement and to take any and all other actions as the Buyer's Representative under this Agreement, all without further consent or direction form, or notice to, the Buyers or any other party.

         (vi)   All of the representations and warranties of the Buyers contained herein are true and complete as of the date hereof and will be true and complete at the time of any delivery of the Collateral by the Escrow Agent.

         8.     Notice.  All notices and other communications hereunder shall be in writing and shall be deemed to have been validly served, given or delivered five (5) days after deposit in the United States mails, by certified mail with return receipt requested and postage prepaid, when delivered personally, one (1) day after delivered  to any  overnight  courier, or  when  transmitted by electronic transmission by facsimile or E-mail addressed to the party to be notified as follows:

(a)	If to the Seller, to:	Mr. Michael Vardakis 601 South State Street Salt Lake City UT 84111 Telephone: (801) 550-5800 Facsimile: (801) 359-2032 E-Mail: mmvardakis@yahoo.com
	With a copy to:	Leonard W. Burningham, Esq. 455 East 500 South, #205 Salt Lake City UT 84111 Telephone: (801) 363-7411 Facsimile: (801) 355-7126 E-Mail: lwb@burninglaw.com
(b)	If to the Buyers, to:	c/o the Buyer's Representative David Price Airport Free Zone P.O. Box 211748 Dubai, United Arab Emirates Telephone: (011)971-50195-1697 Facsimile: (646) 514-0748 E-Mail: dprice17@btoperworld.com
(c)	If to Price, to:	Tendall FZCO Airport Free Zone P.O. Box 211748 Dubai, United Arab Emirates Attention: David Price Telephone: (011)971-50195-1697 Facsimile: (646) 514-0748 E-Mail: dprice17@btoperworld.com
(d)	If to the Escrow Agent, to:	Hirshfield Law 1035 Park Avenue Suite 7B New York NY 10028-0912 Telephone: (646) 827-9362 Facsimile: (646) 349-1665 E-Mail: phirshfield@hirshfieldlaw.com

         9.     Amendments or Waiver.    This Agreement may be changed, waived, discharged or terminated only by a writing signed by the Seller, the Buyer's Representative, Price and the Escrow Agent.  No delay or omission by any party in exercising any right with respect hereto shall operate as waiver.  A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

         10.   Entire Agreement.  This Agreement constitutes the entire agreement between the parties relating to the holding and delivery of the Collateral and sets forth in their entirety the obligations and duties of the Escrow Agent with respect to the Collateral.

         11.   Execution of Counterparts.   This Agreement and any Joint Written Direction may be executed in separate counterparts, which when so executed shall constitute one and same agreement or direction.

         12.   Electronic Counterparts Acceptable.    The Seller, the Buyers, Price and the Escrow Agent hereby agree that an electronically transmitted copy of a manually signed counterpart of this Agreement or any Joint Written Direction shall for all purposes be equivalent to the manually signed counterpart so electronically transmitted.

         REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

         13.   Termination.   Upon the first to occur of the delivery of all of the Collateral pursuant to Section 5 hereof or the payment into count of all of the Collateral pursuant to Section 6(b) hereof, this  Agreement shall terminate and the Escrow Agent shall have no further obligation or liability whatsoever with respect to this Agreement or the Collateral.

         IN  WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year  first above written.

The Seller /s/Michael Vardakis Michael Vardakis Price /s/ David Price David Price The Escrow Agent Hirshfield Law By: /s/ Peter B. Hirshfield Peter B. Hirshfield

The Buyer

The Buyer whose name appears below designates and appoints David Price as its true and lawful Buyer's Representative with all the powers set forth in Section 7(b)(v) of this Agreement, with full power of substitution and resubstitution, for it and in its name, place and stead, in any and all capacities, to sign any and all amendments to this Agreement and any and all Joint Written Directions, and other documents in connection therewith, granting unto said Buyer's Representative full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said Buyer's Representative, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

	Name of Buyer	Number of Purchased Shares
	Jockey Holdings LTD Registration No. E34749 Beatrice Butterfield Building Butterfield SQ Providenciales, Turks and Caicos British West Indies	600,000

Annex A

HIRSHFIELD LAW

STANDARD TERMS FOR ALL ESCROW AGREEMENTS

Acceptance by Hirshfield Law (the “Escrow Agent”) of its duties under the Escrow Agreement to which this is attached is subject to the following terms and conditions (the “Standard Terms”), which all parties to the Escrow Agreement hereby agree shall govern and control the rights, duties and privileges of the Escrow Agent and shall be deemed incorporated by reference into the Escrow Agreement as if set forth in full therein (the Escrow Agreement and these Standard Terms shall together be referred to as the “Agreement"):

The duties of the Escrow Agent are to be determined solely by the express provisions of the Agreement and the Escrow Agent shall have no responsibilities except the performance of such duties and obligations as are specifically set forth in the Agreement.

The Escrow Agent shall not be liable for any error of judgment, or for any act taken or omitted by it, or for any mistake in fact or law, or for anything which it may do or refrain from doing in connection herewith, except for its own willful misconduct.  Without limiting the generality of the foregoing, the Escrow Agent shall not incur liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith.

The Escrow Agent shall be entitled to act on or rely upon any written notice, direction, request, waiver, consent, receipt or other paper or document which appears to have been signed or presented by the party or parties entitled to execute or deliver such document, and the Escrow Agent shall have no duty to inquire of or investigate the authorization, signature or authenticity of such person or document.

The Escrow Agent shall have no duty to invest or earn interest on any funds held in escrow.  It may, however, deposit such funds or proceeds thereof in or with any bank, savings or loan association, trust company, money market mutual fund or financial institution (in its own name or in the name of any of its members or nominees). The Escrow Agent has no obligation to, and does not undertake to, perfect any security interests in any of the property, register any of the property or the proceeds thereof, invest or redeem any of the property or proceeds thereof, or surrender or tender any of the property or the proceeds thereof for any reason, or in any other respect enforce the obligations or preserve the rights of any party relating to any notes, debt instruments, securities, contracts or other property or proceeds thereof held in escrow.

The Escrow Agent may resign its duties and shall thereupon be discharged from all further duties or obligations hereunder at any time upon giving 10 days' written notice to the parties to the Agreement.  The parties to the Agreement will thereupon jointly designate a successor escrow agent hereunder within said 10-day period to whom the property held in escrow shall be delivered and shall deliver to the Escrow Agent a general release executed by all parties to the Agreement (other than the Escrow Agent) and shall pay the Escrow Agent in full any amounts owed to it under the Agreement.  In default of such a joint designation of a successor escrow agent and delivery of such release and amounts, and unless the Escrow Agent has deposited the property held in escrow with a court, the Escrow Agent shall retain the property theretofore held in escrow as custodian thereof until otherwise directed by the parties to the Agreement jointly, without further liability or responsibility.

The parties to the Agreement other than the Escrow Agent (collectively referred to as the “Indemnitors”) jointly and severally agree to indemnify the Escrow Agent and its members, employees and agents (jointly and severally the “Indemnitees”) against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including, without limitation, reasonable counsel fees (including those of the Escrow Agent computed at its regular hourly rates), which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought or threatened to be brought, whether by any party hereto or by any other person or entity, against any Indemnitee or in which any Indemnitee may become involved arising out of or relating directly or indirectly in any way to the Agreement or any transaction to which the Agreement directly or indirectly relates. If the indemnification provided for in this paragraph for any reason is held to be unavailable, the Indemnitors shall contribute such amounts as are, as between the Indemnitors, just and equitable to pay to the Indemnitees or to reimburse them for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including counsel fees, incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating directly or indirectly in any way to the Agreement or any transaction to which the Agreement directly or indirectly relates.  The provisions of this paragraph shall survive any termination of the Agreement, whether by disbursement of the property held in escrow, the resignation of the Escrow Agent or otherwise.

The Escrow Agent may, but shall not be obligated to, in its sole discretion at any time and from time to time, for any reason or for no reason, commence an interpleader or other action, suit or proceeding for the resolution of any controversy regarding this Agreement or the subject matter of its escrow.

THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY, AND BE CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS, AND THIS AGREEMENT CANNOT BE CHANGED OR TERMINATED EXCEPT BY A WRITING SIGNED BY ALL OF THE PARTIES HERETO.  THE PARTIES TO THIS AGREEMENT HEREBY AGREE THAT NO ACTION, SUIT OR PROCEEDING SHALL BE COMMENCED AGAINST THE ESCROW AGENT UNLESS (A) THE ESCROW AGENT SHALL FIRST HAVE BEEN GIVEN 30 DAYS' WRITTEN NOTICE OF THE CLAIM AND (B) THE SAME IS BROUGHT IN A COURT OF COMPETENT JURISDICTION LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK.  THE PARTIES TO THE AGREEMENT OTHER THAN THE ESCROW AGENT AGREE THAT IN ANY ACTION, SUIT OR OTHER PROCEEDING COMMENCED BY THE ESCROW AGENT, SERVICE BY MAIL AS PROVIDED HEREIN SHALL BE DEEMED GOOD, PROPER AND EFFECTIVE SERVICE UPON SAID PARTY, AND EACH CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE COUNTY OF NEW YORK (OR ANY OTHER COURT SELECTED BY THE ESCROW AGENT) IN ANY ACTION, SUIT OR PROCEEDING HEREUNDER, HEREBY WAIVING ANY AND ALL RIGHT TO OBJECT TO THE JURISDICTION OR VENUE OF SAID COURT.

If a controversy arises between one or more of the parties hereto, or between any of the parties hereto and any person not a party hereto, as to whether or not or to whom the Escrow Agent shall deliver the property held in escrow or any portion thereof, or as to any other matter arising out of or relating to the Agreement or the property held in escrow, the Escrow Agent shall not be required to make any inquiry or investigation, or make any determination as to such controversy, and need not make any delivery of such property but may retain it until the rights of the parties to the dispute shall have finally been determined by agreement in form, substance and formalities satisfactory to the Escrow Agent or by final order of a court of competent jurisdiction from which final order the time for appeal has expired without an appeal having been taken.  If and to the extent directed to do so by said agreement or final order the Escrow Agent shall deliver the property held in escrow within a reasonable time after the Escrow Agent has received written notice of any such agreement or final order, accompanied by proof satisfactory to it of the validity of such agreement and/or the finality of such order.  The Escrow Agent shall be entitled to assume that no such controversy has arisen unless it has received a written notice that such a controversy has arisen which refers specifically to the Agreement and identifies by name and address all parties to the controversy.  Notwithstanding anything to the contrary set forth in the Agreement, the Escrow Agent shall be entitled to comply with any order of any court or other lawful authority which has not been stayed.

All notices, requests and other communications which may or must be given hereunder shall be in writing and shall be deemed to have been duly given when mailed by registered or certified mail, return receipt requested, to each of the parties at their addresses set forth in the Agreement.  Any of the parties hereto by notice in writing delivered or mailed to the other parties hereto, as aforesaid, may change the name or address, or both, to which future notices to it shall be delivered or mailed.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns, but not to the benefit of any third party.  The Agreement and any rights thereunder may not be assigned without the prior written consent of the Escrow Agent, and any purported assignment without the Escrow Agent's prior written consent shall be null and void and of no effect whatsoever.  The rights granted the Escrow Agent herein are cumulative and the exercise of any one or more rights hereunder shall not constitute a waiver of the Escrow Agent's right to assert all other legal and equitable remedies available to it under the circumstances.  If one or more of the provisions or paragraphs of the Agreement shall be held to be illegal or otherwise void or invalid, the remainder of the Agreement shall not be affected and shall remain in full force and effect.

The parties to the Agreement acknowledge that the Escrow Agent has or may have represented one or more of the parties to the Agreement in the past, and consent to the continued representation by the Escrow Agent of one or more parties to the Agreement.

To the extent inconsistent with any terms or provisions of the Escrow Agreement to which this is attached, the provisions of these Standard Terms shall govern.